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                                                                    Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the inclusion of our report dated October 16, 1998, with respect to the consolidated balance sheets of King World Productions, Inc. as of August 31, 1998 and 1997, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three year period ended August 31, 1998, which report appears in the Form 8-K of CBS Corporation dated October 8, 1999.

/s/ ARTHUR ANDERSEN LLP
New York, New York
October 8, 1999